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                           FORM OF PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes

Pricing Supplement No. 30                                   Trade Date: 04/30/01
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 05/03/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is May 1, 2001

    CUSIP
      or
  Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
  -----------           ----------------         -------------           -------------         ---------------
   91131UBF0              $7,315,000.00              6.00%                 05/15/11                 100%

Interest Payment
   Frequency                                                                 Dates and terms of redemption
  (begin date)          Survivor's Option    Subject to Redemption         (including the redemption price)
----------------        -----------------    ---------------------         --------------------------------
    06/15/01                   Yes                    Yes                            100% 05/15/02
    monthly                                                                    semi-annually thereafter

                          Discounts and
Proceeds to UPS            Commissions            Reallowance               Dealer               Other Terms
---------------           -------------           -----------               ------               -----------
 $7,205,275.00             $109,725.00               $2.00              ABN AMRO, Inc.
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